                         NOTICE OF GUARANTEED DELIVERY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)
                   PURSUANT TO THE OFFER TO PURCHASE FOR CASH
                                       BY

                         INLAND STEEL INDUSTRIES, INC.
                                       OF
                  UP TO 25,500,000 SHARES OF ITS COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

     This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of common stock of Inland Steel Industries, Inc. are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase, defined below). This form may be delivered by hand or transmitted by mail or overnight courier, or, for Eligible Institutions (as defined below), by facsimile transmission, to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                         HARRIS TRUST AND SAVINGS BANK

          By Facsimile                                                 By Registered or
      Transmission Number:         By Hand/Overnight Delivery:          Certified Mail:
(For Eligible Institutions Only)  Harris Trust and Savings Bank  Harris Trust and Savings Bank
         (212) 701-7636             c/o Harris Trust Company      c/o Harris Trust Company of
                                           of New York                     New York
       Confirm Receipt of                88 Pine Street                  P.O. Box 1010
    Facsimile by Telephone:                19th Floor                 Wall Street Station
         (212) 701-7624                New York, NY 10005           New York, NY 10268-1010

                           For Information Telephone:
                                 (800) 245-7630

                            ------------------------

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Inland Steel Industries, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 20, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock ($1.00 par value) (the "Shares") (including the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of November 25, 1997, between the Company and Harris Trust and Savings Bank, as the Rights Agent) of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. The undersigned understands that a tender of Shares pursuant to the Offer will include a tender of the associated Rights and that no separate consideration will be paid for such Rights. For a description of the Rights, see
Section 8 of the Offer to Purchase. Unless the context otherwise requires, all references to Shares shall include the associated Rights.

                                    ODD LOTS
                (SEE INSTRUCTION 9 OF THE LETTER OF TRANSMITTAL)

     This section is to be completed ONLY if Shares are being tendered by or on behalf of a person who beneficially owns an aggregate of fewer than 100 Shares (excluding Shares attributable to individual accounts under the Inland Steel Industries Thrift Plan, the Inland Steel Company Savings Plan and the Ryerson Tull Savings Plan).

     The undersigned either (check one box):

[ ] owns beneficially an aggregate of fewer than 100 Shares (excluding Shares allocated to accounts in the Inland Steel Industries Thrift Plan, the Inland Steel Company Savings Plan and the Ryerson Tull Savings Plan), all of which are being tendered, or

[ ]  is a broker, dealer, commercial bank, trust company or other nominee that
     (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owns beneficially an aggregate of fewer than 100 Shares (excluding Shares attributable to individual accounts under the Inland Steel Industries Thrift Plan, the Inland Steel Company Savings Plan and the Ryerson Tull Savings Plan) and is tendering all of such Shares.

                ODD LOT SHARES CANNOT BE CONDITIONALLY TENDERED

                              CONDITIONAL TENDERS
               (SEE INSTRUCTION 10 OF THE LETTER OF TRANSMITTAL)

     A tendering stockholder may condition the tender of Shares upon the purchase by the Company of a specified minimum number of the Shares tendered hereby, all as described in the Offer to Purchase, particularly in Section 6 thereof. Except as set forth in Section 6 of the Offer to Purchase, unless at least such minimum number of Shares is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered hereby will be purchased. It is the tendering stockholder's responsibility to calculate and appropriately indicate such minimum number of Shares, and each stockholder is urged to consult a tax advisor. Unless this box has been completed and a minimum number specified, the tender will be deemed unconditional.

              Minimum number of Shares
              that must be purchased,
              if any are purchased:
              --------------------------------------------------------------
              Shares

                          PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED
                (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

              IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE,
       A SEPARATE INSTRUCTION FORM FOR EACH PRICE SPECIFIED MUST BE USED.

                              CHECK ONLY ONE BOX.

           IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED,
                      THERE IS NO VALID TENDER OF SHARES.

              SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

[ ] The undersigned wants to maximize the chance of having Inland Steel Industries, Inc. purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the Dutch auction tender process. This action could result in receiving a price per Share of as low as $30.00.
                                       OR

               SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. A STOCKHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED. THE SAME SHARES CANNOT BE TENDERED AT MORE THAN ONE PRICE.

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED:

  [ ] $30.00    [ ] $31.00    [ ] $32.00    [ ] $33.00    [ ] $34.00
  [ ] $30.125   [ ] $31.125   [ ] $32.125   [ ] $33.125
  [ ] $30.25    [ ] $31.25    [ ] $32.25    [ ] $33.25
  [ ] $30.375   [ ] $31.375   [ ] $32.375   [ ] $33.375
  [ ] $30.50    [ ] $31.50    [ ] $32.50    [ ] $33.50
  [ ] $30.625   [ ] $31.625   [ ] $32.625   [ ] $33.625
  [ ] $30.75    [ ] $31.75    [ ] $32.75    [ ] $33.75
  [ ] $30.875   [ ] $31.875   [ ] $32.875   [ ] $33.875

(PLEASE TYPE OR PRINT)
NUMBER OF SHARES:
-------------------------------
CERTIFICATE NOS. (IF AVAILABLE):

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                                    Name(s)

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                                  Address(es)

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                      Area Code(s) and Telephone Number(s)

                           STOCKHOLDER MUST SIGN HERE

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                                  Signature(s)

Dated:
---------------------------------------, 1998
If shares will be tendered by book-entry transfer, enter The Depositary Trust Company Account Number below:

Account
Number:
---------------------------------------------

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDERS. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a financial institution that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution"), hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) the delivery to the Depositary, at one of its addresses set forth above, of certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or a facsimile(s) thereof), with any required signature guarantee(s), or an Agent's Message (as defined in the Offer to Purchase) or through ATOP (as defined in the Offer to Purchase), and any other required documents, all within three New York Stock Exchange, Inc. trading days after the date of receipt by the Depositary.

     THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

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                              AUTHORIZED SIGNATURE

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                              NAME (PLEASE PRINT)

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                                     TITLE

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                                  NAME OF FIRM
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                                    ADDRESS

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                              (INCLUDING ZIP CODE)

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                         AREA CODE AND TELEPHONE NUMBER

DATE:  , 1998

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES
      MUST BE SENT WITH THE LETTER OF TRANSMITTAL.